Exhibit 99.1

MSG SPORTS PRESIDENT AND CEO ANDREW LUSTGARTEN TO STEP DOWN, EFFECTIVE JANUARY 1

Lustgarten to Take on New Role as Director on MSG Sports’ Board Starting January 1

MSG SPORTS’ DAVID HOPKINSON BECOMES PRESIDENT AND COO

NEW YORK, N.Y., September 9, 2022 – Madison Square Garden Sports Corp. (NYSE: MSGS) (“MSG Sports”) today announced that Andrew Lustgarten, MSG Sports’ President and Chief Executive Officer, is stepping down from his position at the end of the calendar year, and will join MSG Sports’ Board of Directors, effective January 1, 2023. In addition, the Company announced that David Hopkinson, who joined MSG Sports in 2020 as Executive Vice President MSG Sports, President of Team Business Operations, has been named President and Chief Operating Officer, effective immediately.

During his successful, 8-year tenure, Mr. Lustgarten has led both MSG’s sports and entertainment companies, playing a critical role in overseeing MSG’s assets and in helping to spearhead strategic initiatives and transactions throughout an unprecedented period of change. In 2020, this included leading the spin-off of MSG Entertainment from MSG Sports, the latter of which he then quickly positioned as one of the world’s leading sports organizations. His commitment to driving and enhancing MSG Sports’ operations, while continuing to navigate through the COVID-19 pandemic, helped the Company achieve record financial results for fiscal year 2022. As part of MSG Sports’ Board of Directors, Mr. Lustgarten will continue to utilize his expertise to further the overall advancement of the Company.

Mr. Hopkinson joined MSG Sports in October 2020 and since then, has helped to drive new innovations while optimizing business operations, including marketing, ticketing, and the in-game experience. In his new role as President and COO, Mr. Hopkinson will be responsible for setting the Company’s business strategy and overseeing all aspects of business operations for its collection of marquee professional sports franchises – the New York Knicks, New York Rangers, Westchester Knicks, Hartford Wolf Pack, Counter Logic Gaming and Knicks Gaming. The Company has chosen not to name a new Chief Executive Officer at this time and MSG Sports Executive Chairman James Dolan will continue to oversee team operations for the Knicks and Rangers.

Mr. Dolan said: “Over the last eight years, Andy’s leadership at both our sports and entertainment companies has helped solidify MSG’s position as an industry leader. He has successfully driven several strategic initiatives to grow and diversify our companies, including the separation of MSG Sports and MSG Entertainment and the acquisition of Tao Group. We have no doubt, as he embarks on his next chapter, that this is just the beginning of what he will accomplish. We are grateful for everything he has done and look forward to his continued contributions as part of MSG Sports’ board.”

Mr. Dolan added: “Over the past couple of years, David has worked with Andy and the MSG Sports management team on guiding the company through an extremely challenging time. David’s leadership helped drive significant financial growth and also helped ensure the company is well positioned for the long term. As we look to the future, I am confident that David’s decades of considerable and diverse experience working with world-class sports franchises makes him the ideal executive to seize the opportunities that lay ahead.”

Mr. Lustgarten said: “I am proud of what we’ve accomplished at MSG Sports. In addition to navigating through COVID and reporting record financial results for this past year, we’ve put in place our future growth strategies and have assembled a strong and seasoned management team to lead the way. With the company on firm footing and the NBA and NHL seasons set to start soon, this is the right time for me to pursue new opportunities. I am enormously grateful to Jim and everyone at MSG, and look forward to continuing to work with him and the rest of the MSG Sports team in my new role.”

Mr. Hopkinson said: “MSG Sports is made up of some of the most iconic brands in all of sports. There is so much opportunity for growth and to further expand MSG’s position as a leader in sports. I am honored to take on this new role and look forward to working with the extraordinary people across MSG Sports to continue delivering excellence across our operations and to realize the enormous potential ahead of us.”

Andrew Lustgarten

Over his eight years with the MSG family of companies, Mr. Lustgarten has held several important leadership positions. In addition to President and CEO of MSG Sports, Mr. Lustgarten simultaneously served as President of MSG Entertainment for two years and, prior to that, served as President of The Madison Square Garden Company, during which time he oversaw all of the company’s operations, including the bookings business for all of MSG’s iconic venues and the Radio City Rockettes. Mr. Lustgarten also served on both the NBA and NHL Board of Governors. Mr. Lustgarten has also played a critical role in overseeing various transactions that have helped shape the MSG companies, including the 2020 spin-off of MSG Entertainment from MSG Sports, which established brand-new Arena License Agreements between the Madison Square Garden Arena and the Knicks and Rangers, and the 2015 spin-off of The Madison Square Garden Company from MSG Networks, which was highlighted by 20-year media deals for the Knicks and Rangers.

Mr. Lustgarten also helped spearhead the sale of the Forum arena in Inglewood, California for $400 million and MSG’s acquisition of a controlling interest in Tao Group Hospitality, which was later merged with Hakkasan Group, bringing together two world-renowned hospitality groups. Other transactions designed to help diversify the Company’s sports and entertainment portfolio have included investments in Boston Calling Events, which produces the Boston Calling Music Festival, and Counter Logic Gaming, a North American esports organization. Mr. Lustgarten played an important role in marketing partnerships, helping to forge several expansive deals with numerous marquee companies and driving participation in innovative new opportunities, including the newly emerging New York sports gaming market. One example is the integral role Mr. Lustgarten played in driving the Company’s investment in and partnership with DraftKings.

Mr. Lustgarten is Chairman of the Board of the Lustgarten Foundation for Pancreatic Cancer Research, the nation’s largest private supporter of pancreatic cancer research, which James Dolan, who serves as Vice Chairman, and the MSG companies also proudly support.

David Hopkinson

Mr. Hopkinson joined MSG Sports in 2020, bringing with him a multi-faceted career in the sports and entertainment industries that spans more than 25 years. Prior to MSG Sports, he served as Global Head of Partnerships for Real Madrid Club de Futbol, one of the world’s top revenue-generating football clubs, where he was responsible for all aspects of global partnerships. Prior to joining Real Madrid in 2018, Mr. Hopkinson spent over 20 years with Maple Leaf Sports and Entertainment (MLSE) in roles of increasing responsibility. In his last role with MLSE, Mr. Hopkinson served as Chief Commercial Officer, where he was responsible for all revenue generation (ticket sales and services, global partnerships, food and beverage and retail operations) across MLSE’s portfolio of teams, which includes the Toronto Maple Leafs (NHL), Toronto Raptors (NBA), Toronto FC (MLS) and Toronto Argonauts (CFL).

A native of Toronto, Canada, Mr. Hopkinson has served on the Chancellor’s Advisory Committee at McGill University in Montreal, in addition to the Boards of Canada Basketball, Canada’s Walk of Fame, and Women’s College Hospital Foundation in Toronto. In 2013, he was awarded the Queen Elizabeth II Diamond Jubilee Medal in recognition of Service to Canada.

About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a North American esports organization, and Knicks Gaming, an NBA 2K League franchise. MSG Sports also operates two professional sports team performance centers – the MSG Training Center in Greenburgh, NY and the CLG Performance Center in Los Angeles, CA. More information is available at www.msgsports.com.